Exhibit 5-1

                                December 6, 2002

Board of Directors
First Merchants Corporation
200 East Jackson Street
Muncie, Indiana  47305

Gentlemen:

      You have requested our opinion in connection with the proposed public offering by First Merchants Corporation, an Indiana corporation (the "Company"), of up to 2,097,337 shares of common stock (the "Shares") covered by a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on or about December 6, 2002.

      In connection with your request to us, we have been provided with the following:

      1. The Articles of Incorporation and By-Laws of the Company, as certified by the Secretary of First Merchants on December 6, 2002;

      2. Resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated by the Registration Statement, as certified by the Secretary of the Company on December 6, 2002;

      3. A Certificate from the Indiana Secretary of State, dated December 6, 2002, certifying that the Company is a corporation existing under and by virtue of the laws of the State of Indiana; and

      4. A letter from the Federal Reserve Bank of Chicago, dated November 22, 2002, confirming that the Company's registration as a bank holding company under the Bank Holding Company Act of 1956 (the "Act") is in full force and effect and all reports which have been required of Company pursuant to Act have been filed.

      For purpose of this opinion, we have examined the above documents and have relied upon them as to matters of fact. We have not independently checked to verify the accuracy or completeness of the information set forth or certified in such documents.

      Based solely upon the foregoing documents and examination, and subject to the foregoing limitations and qualifications, we are of the opinion that:

      1. As of this date, the Company is a duly organized and existing corporation under the laws of the State of Indiana with the corporate power and authority to conduct its business as described in the Registration Statement; and

      2. The Shares, when issued as contemplated by the Registration Statement in exchange for payment therefor, will have been validly issued, fully paid and non-assessable.

      We are qualified to practice law only in the State of Indiana and we do not purport to be experts on, or to express an opinion herein concerning, the law of any state or jurisdiction other than the State of Indiana and the federal laws of the United States.


                                    Ex. 5-1

First Merchants Corporation
December 6, 2002
Page 2


      We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration Statement and Proxy Statement-Prospectus forming a part thereof under the caption "Legal Matters." By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     BINGHAM MCHALE LLP

drp/mle


                                    Ex. 5-2